Exhibit 10.4

Loan No. 270122358

PROMISSORY NOTE

(SOFR In Advance)

$65,500,000.00	December 29, 2021

1.

PROMISE TO PAY. FOR VALUE RECEIVED, the undersigned 1000 EAST APACHE OWNER, LLC, a Delaware limited liability company (“Borrower”) promise(s) to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), via wire transfer, or by such other means or at such other places as may be designated in writing by Lender, the principal sum of SIXTY FIVE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($65,500,000)] or so much thereof as may from time to time be owing under this PROMISSORY NOTE (this “Note”) by reason of advances by Lender to or for the benefit or account of Borrower, with interest thereon, per annum, at one or more of the Effective Rates (as hereinafter defined) calculated in accordance with the terms and provisions of the Interest Rate Agreement attached hereto as Exhibit A (based on a 360-day year and charged on the basis of actual days elapsed). All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds without offset, deduction or counterclaim of any kind.

Various terms not otherwise defined herein are defined and described as follows:

“Business Day” means any day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed.

“Loan Agreement” means that certain Term Loan Agreement dated as of the date hereof between Borrower and Lender, as the same may be amended, modified, supplemented or replaced from time to time.

“Loan Documents” means the documents defined as such in the Loan Agreement.

2.

INTEREST AND INTEREST PAYMENTS. Interest accrued on this Note shall be due and payable on the first (1st) Business Day of each month commencing with the first (1st) month after the date of this Note (each such date, a “Due Date”).

3.

BILL LEAD DATE REQUEST. By written notice to Lender, Borrower may request to receive monthly billings on a date (the “Bill Lead Date”) that is prior to the first day of the month. Lender will submit to Borrower monthly billings, which will consist of actual interest and principal due through the Bill Lead Date plus projected interest and principal due through the balance of the month. Any necessary adjustments in the applicable interest rate and/or principal payments due or made between a Bill Lead Date and the end of the month will be reflected as an additional charge (or credit) in the billing for the next following month. Neither the failure of Lender to submit a Bill Lead Date billing nor any error in any such billing will excuse Borrower’s obligation to make full payment of all amounts due under this Note. In its sole discretion, Lender may cancel or modify the terms of such request which cancellation or modification will be effective upon written notification to Borrower. Should Borrower request a Bill Lead Date, Lender shall not be required to prepare a month end invoice.

4.

MATURITY DATE. The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full on January 1, 2025, as the same may be extended pursuant to Section 2.10 of the Loan Agreement (the “Maturity Date”). Principal amounts outstanding hereunder, upon which repayment obligations exist and interest accrues, shall be determined by the records of Lender, which shall be deemed to be conclusive in the absence of clear and convincing evidence to the contrary presented by Borrower.

Loan No. 1020420

5.

SECURED NOTE. This Note is secured by, among other things, a Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of the date hereof, executed by Borrower, as Grantor, in favor of First American Title Insurance Company, as Trustee, for the benefit of Lender, as Beneficiary, (as the same may be amended, modified, restated, supplemented or replaced from time to time, the “Security Instrument”) and the other Loan Documents.

6.

DIRECT DEBIT. In order to assure timely payment to Lender of accrued interest, principal, fees and late charges due and owing under the Loan, Borrower hereby irrevocably authorizes Lender to directly debit Borrower’s Account for payment when due of all such amounts payable to Lender. Borrower represents and warrants to Lender that Borrower is the legal owner of said account. Written confirmation of the amount and purpose of any such direct debit shall be given to Borrower by Lender promptly following any such debit. In the event any direct debit hereunder is returned for insufficient funds, Borrower shall pay Lender within five (5) business days of demand, in immediately available funds, all amounts and expenses due and owing to Lender.

7.

LATE CHARGE. If any interest or principal payment required hereunder is not received by Lender (whether by direct debit or otherwise) on or before the fifteenth (15th) calendar day following the monthly Due Date (regardless of whether the fifteenth (15th) day falls on a Saturday, Sunday or legal holiday) in which it becomes due, Borrower shall pay, at Lender’s option, a late or collection charge equal to five percent (5%) of the amount of such unpaid payment (“Late Charge”); provided, however, that notwithstanding anything to the contrary contained herein, the Late Charge shall not apply to the payment of principal and interest due on the Maturity Date.

8.

PREPAYMENT: Borrower may prepay this Note, whether voluntary, mandatory, upon acceleration or otherwise, in its entirety, but not in part, upon payment to Lender of all other amounts otherwise due and owing: (i) under the Loan Documents (including any Benchmark Price Adjustment, as hereinafter defined) and/or (ii) under any Swap Agreement between Borrower and Lender or its affiliates, including any early termination charges associated therewith. Any prepayment must be made on a scheduled payment date under the Loan. As a condition to any prepayment, Borrower must give prior written notice to Lender not less than ten (10) days prior to the date upon which the prepayment shall be made, which notice may be revoked by Borrower on written notice to Lender at any time prior to such prepayment date, provided, however, that Borrower shall pay any costs incurred by Lender as a result of such revocation.

9.

DEFAULT RATE. Notwithstanding anything to the contrary contained in this Note, from and after the Maturity Date, or such earlier date on which a Default exists, then at the option of Lender, all sums owing on this Note shall bear interest at a rate per annum equal to five percent (5%) in excess of the interest rate otherwise accruing under this Note (the “Default Rate”). To the extent permitted by law, the Default Rate shall apply both before and after any judgment on the indebtedness evidenced by this Note.

10.

ACCELERATION. If: (a) Borrower shall fail to pay when due any sums payable hereunder beyond any applicable notice and cure periods; or (b) upon the occurrence of any Default, as defined in any one or more of the Security Instrument, Loan Agreement, any other Loan Document or any Other Related Document, or any obligation secured by any of the foregoing, which Default is not cured within the applicable grace period, if any; THEN Lender may, at its sole option, declare all sums owing under this Note immediately due and payable; provided, however, that if any document related to this Note provides for automatic acceleration of payment of sums owing hereunder, all sums owing hereunder shall be automatically due and payable in accordance with the terms of that document.

11.	MISCELLANEOUS.

11.1

Notices. All notices or other communications required or permitted to be given pursuant to this Note shall be given to the parties at the address and in the manner provided for in the Loan Agreement, except as otherwise provided herein.

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Loan No. 1020420

11.2

Waiver of Right to Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE STATE LAW, EACH PARTY TO THIS NOTE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

11.3

Waiver. Except as otherwise provided in this Note or in the other Loan Documents, Borrower waives presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; notice of late charges; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

11.4	Time. Time is of the essence of each and every term herein.

11.5

Governing Law and Consent to Jurisdiction. With respect to allowable rate of interest and matters that are material to the determination of the interest rate, this Note shall be governed by the laws of the State of New York and federal laws applicable to national banks without reference to the conflicts of law or choice of law principles thereof. On all other matters, this Note and any claim, controversy or dispute arising under or related to this Note, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to any conflicts of law principles, except to the extent preempted by federal laws. Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents consent to the jurisdiction of any federal or state court within the State of New York or the State of Arizona having proper venue and also consent to service of process by any means authorized by the State of New York or federal law.

11.6

Commercial Use; Maximum Rate Permitted By Law. Borrower hereby represents that this loan is for commercial use and not for personal, family or household purposes. It is the specific intent of Borrower and Lender that this Note bear a lawful rate of interest, and if any court of competent jurisdiction should determine that the rate herein provided for exceeds that which is statutorily permitted for the type of transaction evidenced hereby, the interest rate shall be reduced to the highest rate permitted by applicable law, with any excess interest heretofore collected being applied against principal or, if such principal has been fully repaid, returned to Borrower on demand. Borrower agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Borrower, or any benefit received or to be received by or on behalf of Lender, in connection with this Note or any other Loan Documents.

11.7

Lender’s Damages. Borrower recognizes that its default in making any payment as provided herein or in any other Loan Document as agreed to be paid when due, or the occurrence of any other Default will require Lender to incur additional expense in servicing and administering the Loan, in loss to Lender of the use of the

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money due and in frustration to Lender in meeting its other financial and loan commitments and that the damages caused thereby would be extremely difficult and impractical to ascertain. Borrower agrees (a) that an amount equal to the Late Charge plus the accrual of interest at the Default Rate is a reasonable estimate of the damage to Lender in the event of a late payment, and (b) that the accrual of interest at the Default Rate following any other Default is a reasonable estimate of the damage to Lender in the event of such other Default, regardless of whether there has been an acceleration of the loan evidenced hereby. Nothing in this Note shall be construed as an obligation on the part of Lender to accept, at any time, less than the full amount then due hereunder, or as a waiver or limitation of Lender’s right to compel prompt performance.

11.8

Joint and Several Liability. If this Note is executed by more than one person or entity as Borrower, the obligations of each such person or entity shall be joint and several. No person or entity shall be a mere accommodation maker, but each shall be primarily and directly liable hereunder.

11.9	Defined Terms. Unless otherwise defined herein, capitalized terms used in this Note shall have the meanings attributed to such terms in the Loan Agreement.

11.10

Use of Singular and Plural; Gender. When the identity of the parties or other circumstances make it appropriate, the singular number includes the plural, and the masculine gender includes the feminine and/or neuter.

11.11	Exhibits, Schedules and Riders. All exhibits, schedules, riders and other items attached hereto are incorporated into this Note by this reference and such attachment for all purposes.

11.12	Inconsistencies. In the event of any inconsistencies between the terms of this Note and the terms of any of the other Loan Documents related to the Loan, the terms of the Loan Agreement shall prevail.

11.13

Non-Recourse. Notwithstanding anything contained in this Note or any of the Loan Documents to the contrary, no present or future principal, direct or indirect partner (whether general or limited), manager, or member of Borrower (other than Guarantor, subject to the terms of the Guaranty) and no officer, director, trustee, member, manager, agent, representative, advisor, affiliate, or employee of Borrower or of any principal, direct or indirect partner, manager, or member thereof shall have any personal liability for the payment of any sum of money that is, or may become, payable by Borrower under or pursuant to this Note, the Security Instrument, or any of the Loan Documents or for the performance of any obligation by Borrower arising pursuant to this Note, the Security Instrument, or any of the other Loan Documents, and Lender shall look only to Borrower and its assets (and, to the extent applicable, Guarantor subject to the terms of the Guaranty) for such payment or performance.

[Signature Appears on Following Page]

4

IN WITNESS WHEREOF, Borrower has duly executed and delivered this Note as of the date appearing on the first page of this Note.

“BORROWER”

1000 EAST APACHE OWNER, LLC,
a Delaware limited liability company

By:	/s/ Jason W. Geer
Name:	Jason W. Geer
Title:	Vice President

[Signature Page to Promissory Note]

Loan No. 1020420

EXHIBIT A – INTEREST RATE AGREEMENT

Exhibit A to Promissory Note (the “Note”) made by 1000 EAST APACHE OWNER, LLC, a Delaware limited liability company (“Borrower”) to the order of Wells Fargo Bank, National Association (collectively with its successors or assigns, “Lender”) dated as of December 29, 2021.

R E C I T A L S

Borrower has requested and Lender has agreed to provide the option to fix the rate of interest for specified periods on specified portions of the outstanding principal balance as a basis for calculating the Effective Rate on such portions of the principal amounts owing under the Note (the “One-Month Benchmark Option”). Borrower understands: (i) the process of exercising the One-Month Benchmark Option as provided herein; (ii) that amounts owing under the Note may bear interest at different rates and for different time periods; and (iii) that absent the terms and conditions hereof, it would be extremely difficult to calculate Lender’s additional costs, expenses, and damages in the event of a Default or prepayment by Borrower hereunder. Given the above, Borrower agrees that the provisions herein (including, without limitation, the Benchmark Price Adjustment defined below and the Prepayment Premium) provide for a reasonable and fair method for Lender to recover its additional costs, expenses and damages in the event of a Default or prepayment by Borrower.

1.	RATES AND TERMS DEFINED. Various rates and terms not otherwise defined herein or in the Note are defined and described as follows:

“Base Rate” means, at any time, the Federal Funds Rate plus 0.50%. Each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Federal Funds Rate.

“Benchmark” means, initially, the SOFR Average; provided that if a Benchmark Transition Event or a Term SOFR Transition Event, as applicable, has occurred with respect to the SOFR Average or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to clause (a) of Exhibit B.

“Benchmark Portion” means the principal balance of the Loan that is subject to a Calculated Interest Rate.

“Benchmark Replacement” has the meaning given to such term in Exhibit B attached to this Note.

“Benchmark Transition Event” has the meaning given to such term in Exhibit B attached to this Note.

“Calculated Interest Rate” means, the rate of interest equal to the sum of: (a) the Benchmark, plus (b) the Spread; provided, however; that if Lender makes a Benchmark Unavailable Determination, in accordance with Section 2.4 hereof, then the Calculated Interest Rate with respect to the applicable Benchmark Portion shall convert to the sum of: (A) the Base Rate, plus (B) the Spread, all in accordance with said Section, until such time as (i) Lender revokes such Benchmark Unavailable Determination or (ii) a Benchmark Replacement is implemented with respect to the then-current Benchmark in accordance with Exhibit B attached to this Note; whichever should first occur.

“Effective Rate” means the rate of interest calculated in accordance with Section 2 hereof.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Lender from three Federal Funds brokers of recognized standing selected by Lender. If the Federal Funds Rate determined as provided above would be less than zero percent (0.00%), then the Federal Funds Rate shall be deemed to be zero percent (0.00%).

Exhibit A

Loan No. 1020420

“Interest Period” is a period commencing on the first (1st) Business Day of a calendar month and continuing to, but not including, the first (1st) Business Day of the next calendar month.

“Regulatory Costs” means, collectively, future, supplemental, emergency or other increases in the Reserve Percentage or the FDIC assessment rates, or any other new or increased requirements or costs imposed by any domestic or foreign governmental authority to the extent that they are attributable to Lender having entered into the Loan Documents or the performance of Lender’s obligations thereunder, or to the extent they are attributable to an increase in the regulatory risk weighting of the Loan, and which result in a reduction in Lender’s rate of return from the Loan, Lender’s rate of return on overall capital or any amount due and payable to Lender under any Loan Document. Regulatory Costs shall not, however, include any requirements or costs that are incurred or suffered by Lender as a direct result of Lender’s willful misconduct.

“Reserve Percentage” means at any time the percentage announced within Lender as the reserve percentage for the Loan under Regulation D or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities as defined in Regulation D from related institutions as though Lender were in a net borrowing position, as promulgated by the Board of Governors of the Federal Reserve System, or its successor.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Average” means, for any Interest Period, the rate per annum determined by Bank as the compounded average of SOFR over a rolling calendar day period of thirty (30) days (the “30-Day SOFR Average”), for the day (such day, the “SOFR Average Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period as such rate is published by the SOFR Administrator on the SOFR Administrator’s Website; provided, however, that: (x) if as of 5:00 p.m. (New York City time) on any SOFR Average Determination Day, such 30-Day SOFR Average has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to SOFR Average has not occurred, then SOFR Average will be the 30-Day SOFR Average as published on the SOFR Administrator’s Website for the first preceding U.S. Government Securities Business Day for which such 30-Day SOFR Average was published on the SOFR Administrator’s Website, so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such SOFR Average Determination Day; and (y) if the SOFR Average determined as provided above (including pursuant to clause (x) of this proviso) with respect to any Interest Period shall ever be less than zero percent (0.00%), then the SOFR Average for such Interest Period shall be deemed to be zero percent (0.00%).

“Spread” means one and 75/100 percent (1.75%).

“Taxes” means, collectively, all withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority that are attributable to Lender having entered into the Loan Documents or the performance of Lender’s obligations thereunder.

Exhibit A

Loan No. 1020420

“Term SOFR” has the meaning given to such term in Exhibit B attached to this Note.

“Term SOFR Transition Event” has the meaning given to such term in Exhibit B attached to this Note.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

2.	EFFECTIVE RATE. Provided no Default exists, the “Effective Rate” upon which interest shall be calculated for the Note shall be one or more of the following:

2.1	Initial Disbursement; Subsequent Disbursements.

(i)

For the initial disbursement of principal under the Note (the “Initial Disbursement”), the Effective Rate on such principal amount shall be the Calculated Interest Rate on the date of disbursement, as determined by Lender.

(ii)

For any and all disbursements of principal under the Note made subsequent to the Initial Disbursement at any time, and from time to time, within the same calendar month as the Initial Disbursement (“Initial Month Subsequent Disbursements”), the Effective Rate on such principal amount(s) shall likewise be the Calculated Interest Rate applicable to the Initial Disbursement.

(iii)

Such Effective Rate shall apply to the Initial Disbursement, and any Initial Month Subsequent Disbursements, from the respective dates of disbursement through and including the date immediately preceding the first (1st) Business Day of the next calendar month. On the first (1st) Business Day of such next calendar month, the Initial Disbursement, and any Initial Month Subsequent Disbursements, shall become the Benchmark Portion for purposes of calculation of the Effective Rate under Section 2.2 hereof.

(iv)

For any and all disbursements of principal under the Note made at any time, and from time to time, after the calendar month in which the Initial Disbursement was made, any such principal disbursed shall also be added to the Benchmark Portion for purposes of calculation of the Effective Rate under Section 2.2 hereof.

2.2

Reset of Effective Rate. Commencing with the first (1st) Business Day of the first (1st) calendar month after the Initial Disbursement, and continuing thereafter on the first (1st) Business Day of each succeeding calendar month, the Effective Rate on the outstanding Benchmark Portion under the Note (i.e., all outstanding principal on such first (1st) Business Day) shall be reset to the Calculated Interest Rate, as determined by Lender on each such first (1st) Business Day.

2.3

Requests. Any written request by Borrower to Lender shall be delivered to Lender at the Wells Fargo Bank, National Association, 1751 Pinnacle Drive, 7th Floor, McLean, VA 22102, with a copy to Lender at Wells Fargo Bank, 30 Hudson Yards, 62nd Floor, New York, NY 10001-2170, or at such other place as may be designated in writing by Lender. Lender is authorized to rely upon the telephonic request and acceptance of Susan G. Mitchell as Borrower’s duly authorized agent(s), or such additional authorized agents as Borrower shall designate in writing to Lender. Borrower’s telephonic notices, requests and acceptances shall be directed to such officers of Lender as Lender may from time to time designate.

2.4

Benchmark Unavailable (Temporary). Subject to Exhibit B attached to this Note, if, for any reason Lender determines (which determination shall be conclusive and binding absent manifest error) that, other

Exhibit A

Loan No. 1020420

than as a result of a Benchmark Transition Event, reasonable and adequate means do not exist for ascertaining the Benchmark for an applicable Interest Period (any such determination being hereinafter referred to as a “Benchmark Unavailable Determination”), then Lender shall promptly give notice thereof to Borrower. Upon Borrower’s receipt of such notice, Borrower may elect to prepay, in its entirety, but not in part, on the next scheduled payment date under the Loan applicable to such Benchmark Portion, the then outstanding principal amount of each such Benchmark Portion, together with all accrued and unpaid interest and all other amounts otherwise due and owing: (I) under the Loan Documents (including any Benchmark Price Adjustment, as hereinafter defined) and/or (II) under any Swap Agreement(s) between Borrower and Lender or its affiliates, including any early termination charges associated therewith. If Borrower shall fail to prepay such Benchmark Portion, and all such other amounts due and owing in accordance with the previous sentence, the Calculated Interest Rate for such Benchmark Portion shall convert to the Base Rate plus the Spread as of such scheduled payment date applicable to such Benchmark Portion until Lender revokes such Benchmark Unavailable Determination.

2.5

Post-Maturity; Default Rate. From and after the Maturity Date, or such earlier date on which a Default exists, THEN at the option of Lender, all sums owing on the Note shall bear interest at a rate per annum equal to the Default Rate. To the extent permitted by law, the Default Rate shall apply both before and after any judgment on the indebtedness evidenced by the Note.

3.

TAXES, REGULATORY COSTS AND RESERVE PERCENTAGES. Within thirty (30) calendar days after Lender’s demand, Borrower shall pay to Lender, in addition to all other amounts which may be, or become, due and payable under the Note and the other Loan Documents, any and all Taxes and Regulatory Costs. Lender shall give Borrower notice of any Taxes and Regulatory Costs as soon as practicable after their occurrence, but Borrower shall be liable for any Taxes and Regulatory Costs regardless of whether or when notice is so given. A certificate as to the amount of such Taxes and Regulatory Costs, submitted to Borrower by Lender, shall be conclusive and binding for all purposes, absent manifest error.

4.

BENCHMARK PRICE ADJUSTMENT. Borrower acknowledges that prepayment or acceleration of a Benchmark Portion during an Interest Period shall result in Lender incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, on the date a Benchmark Portion is prepaid or the date all sums payable hereunder become due and payable by acceleration (the “Price Adjustment Date”), Borrower shall pay Lender (in addition to all other sums then owing to Lender) an amount (the “Benchmark Price Adjustment”) equal to (a) the amount of interest that would have accrued on the Benchmark Portion for the remainder of the Interest Period at the Calculated Interest Rate set on the first (1st) Business Day of the month in which such amount is prepaid or becomes due, less (b) the amount of interest that would accrue on the same Benchmark Portion for the same period if the Calculated Interest Rate were set on the Price Adjustment Date at the Calculated Interest Rate in effect on the Price Adjustment Date.

5.

PURCHASE, SALE AND MATCHING OF FUNDS; BENCHMARKS. Borrower understands, agrees and acknowledges the following: (i) Lender has no obligation to purchase, sell and/or match funds in connection with the use of a Calculated Interest Rate as a basis for calculating an Effective Rate or Benchmark Price Adjustment; (ii) a Calculated Interest Rate is used merely as a reference in determining an Effective Rate or a Benchmark Price Adjustment; (iii) Borrower has accepted a Calculated Interest Rate as a reasonable and fair basis for calculating an Effective Rate or a Benchmark Price Adjustment; and (iv) Lender neither warrants nor accepts any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of the “SOFR Average”, any Benchmark or any Benchmark Replacement. Borrower further agrees to pay the Benchmark Price Adjustment, Taxes and Regulatory Costs, if any, whether or not Lender elects to purchase, sell and/or match funds.

6.	MISCELLANEOUS. As used in this Exhibit A, the plural shall mean the singular and the singular shall mean the plural as the context requires.

Exhibit A

Loan No. 1020420

7.

SWAP AGREEMENT. Borrower understands and acknowledges that: (i) any Swap Agreement constitutes an independent agreement between Borrower and the counterparty thereto and will be unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of this Note, except as otherwise expressly provided in such Swap Agreement; (ii) nothing in this Note shall be construed as a modification of any Swap Agreement or create an obligation to amend any Swap Agreement; (iii) Borrower may incur losses or reductions in benefits related to differences between the economic terms and characteristics of this Note and those of a related Swap Agreement (including, without limitation, differences with respect to maturity dates, payment dates and methods for determining interest rates and differences between borrowings hereunder and the notional amount of a Swap Agreement), and Lender is under no obligation to ensure that there are no differences or that differences will not arise hereafter, including, without limitation, differences between usage hereunder and the notional amount of a Swap Agreement; and (iv) Lender has no obligation to modify, renew or extend the maturity date of this Note to match the maturity date of a Swap Agreement.

Exhibit A

Loan No. 1020420

EXHIBIT B – BENCHMARK REPLACEMENT PROVISIONS

Exhibit B to Promissory Note (the “Note”) made by 1000 East Apache Owner, LLC, a Delaware limited liability company (“Borrower”) to the order of Wells Fargo Bank, National Association (collectively with its successors or assigns, “Lender”) dated as of December 29, 2021.

Notwithstanding anything to the contrary contained in this Note or in any other Loan Document or Other Related Document, Borrower and Lender agree as follows:

(a)

Benchmark Replacement. If a Benchmark Transition Event or a Term SOFR Transition Event, as applicable, occurs, the Benchmark Replacement will replace the then-current Benchmark for all purposes; (i) hereunder; (ii) under the other Loan Documents; and (iii) under the Other Related Documents (other than a Swap Agreement between Borrower and Lender or its affiliates). Any Benchmark Replacement will become effective at 5:00 p.m. as of the applicable Benchmark Replacement Date without any further action or consent of Borrower; provided that, with respect to a Term SOFR Transition Event, this clause (a) shall not be effective unless Lender has delivered to the Borrower a Term SOFR Notice.

(b)

Benchmark Replacement Conforming Changes. Lender will have the right to make Benchmark Replacement Conforming Changes from time to time, and any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Borrower.

(c)

Notices; Standards for Decisions and Determinations. Lender will promptly notify Borrower of (i) the implementation of any Benchmark Replacement, and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Lender pursuant to the provisions of this Exhibit B, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or any election, will be conclusive and binding absent manifest error and will be made in Lender’s sole discretion and without Borrower consent.

(d)	Certain Defined Terms. As used in this Note, each of the following capitalized terms has the meaning given to such term below:

“Benchmark Administrator” means, initially, the SOFR Administrator, or a successor administrator of the then-current Benchmark or any insolvency or resolution official with authority over such administrator.

“Benchmark Replacement” means (A) with respect to any Benchmark Transition Event, the sum of: (a) the alternate rate of interest that has been selected by Lender as the replacement for the then-current Benchmark; plus (b) any applicable index adjustment, or method for calculating or determining such index adjustment, (which may be a positive or negative value or zero) that has been selected by Lender, provided that Lender’s selection of any applicable Benchmark Replacement pursuant to this clause (A) shall give due consideration to: (i) any selection or recommendation by the Relevant Governmental Body at such time for a replacement rate, the mechanism for determining such a rate, the methodology or conventions applicable to such rate, or the index adjustment, or method for calculating or determining such index adjustment, for such rate; or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the then-current Benchmark, the methodology or conventions applicable to such rate, or the index adjustment, or method for calculating or determining such index adjustment, for such alternate rate for U.S. dollar-denominated syndicated or bilateral credit facilities at such time; or (B) with respect to any Term SOFR Transition Event, Term SOFR;

Exhibit B

Loan No. 1020420

provided, however, that during any period of time that the Benchmark Replacement would be less than zero percent (0.00%), the Benchmark Replacement shall be deemed to be zero percent (0.00%) for the purposes of: (i) this Note, (ii) other Loan Documents; and (iii) Other Related Documents (other than a Swap Agreement between Borrower and Lender or its affiliates).

“Benchmark Replacement Conforming Changes” means any technical, administrative or operational changes (including, without limitation, changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, prepayment provisions and other technical, administrative or operational matters) that Lender reasonably decides may be appropriate to reflect the adoption and implementation of a Benchmark Replacement and to permit the administration thereof by Lender.

“Benchmark Replacement Date” means the date that is specified by Lender in a notice sent to Borrower (which, with respect to a Term SOFR Transition Event, may be a Term SOFR Notice) following a Benchmark Transition Event or a Term SOFR Transition Event.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: a public statement or publication of information by or on behalf of the Benchmark Administrator or a regulatory supervisor for the Benchmark Administrator, announcing that (A) the Benchmark Administrator has ceased or will cease to provide the Benchmark permanently or indefinitely or (B) the Benchmark is no longer, or as of a specified future date will no longer be, representative.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York or any successor thereto.

“Term SOFR” means, for any Interest Period, the greater of (a) the forward-looking term rate for a period comparable to such Interest Period based on SOFR that is published by an authorized benchmark administrator and is displayed on a screen or other information service, each as identified or selected by Lender in its reasonable discretion at approximately a time and as of a date prior to the commencement of such Interest Period determined by the Lender in its reasonable discretion in a manner substantially consistent with market practice and (b) zero percent (0.00%).

“Term SOFR Notice” means a notification by Lender to the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by Lender that (a) Term SOFR is recommended for use by the Relevant Governmental Body and (b) the administration of Term SOFR is administratively feasible for Lender.

Exhibit B